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                                   BYLAWS OF
                          FFP NEW HORIZONS FUND, INC.

                                   ARTICLE I
                         NAME, PRINCIPAL OFFICES, ETC.

SECTION 1.1. NAME. The name of the Corporation is FFP New Horizons Fund, Inc. (the Fund).

SECTION 1.2. PRINCIPAL OFFICES. The principal office of the Fund in the State of Maryland is c/o The Corporation Trust Company. The Fund may establish and maintain other offices and places of business within or outside the State of Maryland as the Board of Directors may decide.

SECTION 1.3. BOOKS AND RECORDS. The Board of Directors will designate where to keep the books and records of the Fund, which may be at any office of the Fund or at any other place that the Board decides is reasonable. However, the location of the records must comply with the laws and regulations to which the fund is subject including the provisions of the Securities Act of 1940 as amended (1940 Act) and the laws of the State of Maryland.

SECTION 1.4. SEAL. If the Fund is required to place its corporate seal to a document, it is sufficient to place the word "seal" next to the signature of the person authorized to sign the document on behalf of the Fund. The Board of Directors may also authorize a corporate seal for the Fund in whatever shape or form they may determine. Any officer or director of the Fund shall have authority to apply the corporate seal of the Fund to any instrument or document that is required to be sealed by the Fund.

                                   ARTICLE II
                                  SHAREHOLDERS

SECTION 2.1. ANNUAL MEETINGS. There shall be no regular shareholders' meetings for the election of directors or other routine business. The Board of Directors shall call meetings of shareholders whenever required under the Articles of Incorporation, the Investment Company Act of 1940 (the 1940 Act), the rules of the Securities and Exchange Commission, or the laws of the State of Maryland. If the Fund is required by applicable law to hold a shareholders' meeting to elect directors, that meeting shall be designated as the annual meeting of shareholders for that year.

SECTION 2.2. SPECIAL MEETINGS. The Chairman of the Board, the President, or a majority of the directors may call a special meeting of the shareholders at any time. Shareholders who hold 25% or more of the outstanding shares entitled to vote may request that the Secretary call a shareholders' meeting. The request must be in writing, signed by those shareholders, and must state the purpose of the meeting and the matter(s) proposed to be acted on. The Secretary will send the requesting shareholders a notice estimating the costs of preparing and mailing a notice and proxy statement for the meeting. The Secretary will call the meeting once the shareholders requesting the meeting have paid the estimated costs to the Fund. The Secretary is not required to call a meeting if the matter(s) proposed for consideration at the meeting are substantially the


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same as a matter voted on at any special meeting of the shareholders held during the preceding 12 months.

SECTION 2.3. PLACE OF MEETINGS. All shareholders' meetings shall be held at the location and time designated by the Board of Directors. Meetings may be held at any location, in the State of Maryland or in any other state, and at any time that the Board of Directors designates; provided the time and place would allow shareholders reasonably to attend the meeting.

SECTION 2.4. NOTICE AND WAIVER OF NOTICE. If a meeting of shareholders is to be held, the Secretary of the Fund must send each shareholder entitled to vote at the meeting a written notice stating (i) the place where the meeting will be held; (ii) the date and time of the meeting; and (iii) the purpose or purposes for which the meeting is being called. The notice must be sent at least ten (10) days before the meeting and may not be sent more than sixty
(60) days before the meeting. Notice of any shareholders' meeting need not be given to any shareholder who has signed a written waiver of notice, whether before or after the time of the meeting. The waiver must be filed with the records of the meeting. Any shareholder who attends a meeting in person or by proxy has no right of action against the Fund based on the failure to receive notice. Notice of adjournment of a shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting.

SECTION 2.5. SHAREHOLDERS ENTITLED TO VOTE. Each shareholder of the Fund is entitled to vote, in person or by proxy, each share of stock and fraction of a share of stock held in the shareholder's name on the books of the Fund at the close of business on the record date (determined in accordance with Section 2.7 below); provided such share or fraction of a share are outstanding at the time of the meeting. The Fund may not vote any shares held by it.

SECTION 2.6. VOTING. Except as otherwise provided in the Articles of Incorporation, these Bylaws, or the 1940 Act, a majority of all votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. Voting may be conducted in any way approved by a majority of the shareholders present at the meeting; provided, that any shareholder entitled to vote at a meeting has the right to require that all votes be taken by ballot.

SECTION 2.7  RECORD DATE

(A) The Board of Directors may fix in advance a date as a record date for the determination of shareholders entitled to notice of and to vote at any shareholders' meeting. The Board may also set a record date for determining the shareholders whose express consent is required to approve corporate action without a meeting under Section 2.13, or to receive payment of any dividend or distribution, or for any other lawful action. The Board may not set a record date that is more than 90 nor less than 10 days before the date on which the particular action will be taken, unless otherwise provided by law.

(B) If no record date has been fixed, (i) the record date for determining shareholders entitled to notice of or to vote at a shareholders' meeting shall be the later of (1) the close of business on the day on which notice of the meeting is mailed; or (2) the thirtieth day before the meeting; and (ii) the record date for determining shareholders entitled to receive payment

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    of a dividend or an allotment of any rights is the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment is adopted. However, the payment or allotment may not be made more than 60 days after the date on which the resolution is adopted. If notice is waived by all shareholders, the record date shall be the day ten days before the day on which the meeting is held.

SECTION 2.8. PROXIES. A shareholder may vote the shares he owns on the record date by signing a written proxy. A proxy shall be valid for eleven months from the date of its signing unless it provides for a longer period. The shareholder may revoke the proxy at any time by notifying the Fund in writing. The shareholder may also revoke the proxy by appearing personally at the meeting for which the proxy was given and requesting that he or she be allowed to vote in person. A proxy must be dated but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to an inspector of election or, if no inspector has been appointed, to the Secretary of the Fund, or the person acting as secretary of the meeting, before being voted.
A proxy with respect to shares held in the name of more than one person shall be valid if signed by one of them unless at or prior to the use of the proxy, the Fund receives from either shareholder written notice to the contrary. A proxy purporting to be signed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise.

SECTION 2.9. INSPECTORS. At any meeting at which there is an election of directors, the chairman of the meeting may and, upon the request of the holders of 10% of the shares entitled to vote at such election shall, appoint two inspectors of election. The inspectors shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election, with strict impartiality and according to the best of their ability. In addition, after the election the inspectors shall make a certificate of the result of the vote taken. No candidate for the office of director shall be appointed as an inspector.

SECTION 2.10. QUORUM. Except as otherwise provided by law, the presence at any shareholders' meeting, in person or by proxy, of the holders of at least one-third of the shares entitled to vote shall constitute a quorum for the transaction of business. On certain matters (e.g., fundamental changes in investment policy, approval of investment advisory and underwriting contracts), the 1940 Act requires that shareholders holding at least a majority of the shares entitled to vote be present, in person or by proxy.

SECTION 2.11. ABSENCE OF QUORUM. In the absence of a quorum, (i) the holders of a majority of the shares present at the meeting, in person or by proxy, and entitled to vote, or (ii) if no shareholder entitled to vote is present, in person or by proxy, any officer entitled to preside over or act as secretary of the meeting, may adjourn the meeting. The adjournment may be without determining the date of the new meeting or, without further notice, to a new date which must be within 120 days of the original record date.
Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

SECTION 2.12.  SHARE LEDGER; RIGHT OF INSPECTION.

(A) The Secretary or an assistant secretary of the Fund must assure that an original or duplicate share ledger is maintained at the office of the Fund's transfer agent. The ledger shall

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    indicate the name and address of each shareholder and the number of shares of stock of each portfolio of the Fund held by the shareholder. The ledger may be in written or any other form which can be converted within a reasonable time into written form for visual inspection.

(B) Any one or more persons who together are, and for at least six months have been, shareholders of record of at least 5% of the outstanding stock to the Fund's transfer agent, a written request for a list of the Fund's shareholders. Within 20 days after receipt of such request, the Fund shall prepare and have available at its principal office in Maryland a list, verified under oath by one of its officers or its transfer agent or registrar, with the name and address of each shareholder and the number of shares of each portfolio which the shareholder owns.

SECTION 2.13. ACTION WITHOUT MEETING. Any action to be taken by shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consent is filed with the records of the meetings of shareholders. Such consent shall be treated for all purposes as a vote at a meeting.

                                ARTICLE III
                            BOARD OF DIRECTORS

SECTION 3.1. NUMBER OF DIRECTORS; TERM OF OFFICE. The Board of Directors shall consist of three directors. The number may be increased or decreased at any time by a resolution adopted by a majority of the entire board; provided, that the number of directors may not be less than three nor more than fifteen. Any change in the size of the board will not affect the tenure
of any director then in office.   If there is no stock outstanding, the
number of directors may be less than three but not less than one. If there is stock outstanding but fewer than three shareholders, the number of directors may be less than three but not less than the number of shareholders. A director, once elected, shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

SECTION 3.2. QUALIFICATIONS OF DIRECTORS. Once the Fund is registered as an investment company under the 1940 Act, (i) each director must meet the qualifications provided in such Act; and (ii) a majority of the Board of Directors shall be persons who are not "interested" persons of the Fund, as defined by such Act.

SECTION 3.3. ELECTION OF DIRECTORS. The initial director(s) of the Fund shall be those person(s) named as such in the Articles of Incorporation. Thereafter, except as otherwise provided in Sections 3.4 and 3.5 below, the directors shall be elected by the shareholders on a date fixed by the Board of Directors. At any shareholders' meeting duly called at which a quorum is present, a majority of all the votes validly cast, in person or by proxy, is sufficient to elect a director.

SECTION 3.4. REMOVAL OF DIRECTORS. Any director may be removed (with or without cause) by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors at any shareholders' meeting duly called at which a quorum is present. At the same meeting, a duly qualified person may be elected to take the place of the removed director by a majority of the votes validly cast at the meeting.

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SECTION 3.5.  VACANCIES AND NEWLY CREATED DIRECTORSHIPS.  If for any reason a vacancy occurs in the Board of Directors, including a vacancy resulting from an increase in the size of the board, the directors then in office may continue to act even if the total number of directors is less than a quorum. The vacancy may be filled by a majority of the directors then in office, unless (i) it has already been filled by the shareholders; or (ii) the vacancy is the result of an increase in the size of the board. The latter may only be filled by a majority vote of the entire board. In any case, a vacancy may only be filled if immediately after filling the vacancy, at least two-thirds of the directors then holding office have been elected to such office by the shareholders. Once the Fund is registered as an investment company under the 1940 Act, rules of the Securities and Exchange Commission require that a majority of the directors of the Fund holding office must have been elected by the shareholders. If less than a majority were elected by the shareholders, the Secretary must call a meeting within 60 days for the purpose of electing directors, or within such longer period as may be authorized the Securities and Exchange Commission.

SECTION 3.6.  GENERAL POWERS.

(A) The property, affairs and business of the Fund shall be managed by or under the direction of the Board of Directors. The Board may exercise all the powers of the Fund except those powers vested solely in the shareholders of the Fund by statute, by the Articles of Incorporation, by these Bylaws, or by rules of the Securities and Exchange Commission that apply to the Fund.

(B) All actions taken by the directors at any meeting of the directors, or by any person acting as a director, so long as his successor shall not have been duly elected or appointed, shall be valid, notwithstanding the subsequent discovery of a defect in the election of the directors or the disqualification of any person acting as a director.

SECTION 3.7. POWER TO ISSUE AND SELL SHARES. The Board of Directors may from time to time issue and sell, or cause to be issued and sold, any of the Fund's authorized shares to such persons, and for such consideration, as the Board of Directors shall deem advisable, subject to the provisions of Article Seven of the Articles of Incorporation.

SECTION 3.8.  POWER TO DECLARE DIVIDENDS.

(A) The Board of Directors may, from time to time as they deem advisable, declare and pay dividends in shares, cash or other property of the Fund, out of any source available for payment of dividends, to the shareholders according to their respective rights and interests and in accordance with the provisions of the Articles of Incorporation.

(B) If any dividend payment is made in whole or in part from any source other than (i) the Fund's accumulated undistributed net income (determined in accordance with good accounting practice and the rules and regulations of the Securities and Exchange Commission then in effect), and not including profits or losses realized upon the sale of securities or other properties; or (ii) the Fund's net income so determined for the current or preceding fiscal year, then the Board of Directors shall cause to be included with such dividend payment a written statement, disclosing the source or sources of such payment and the basis of calculation. The written statement shall be in such form as the Securities

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    and Exchange Commission may prescribe.

SECTION 3.9.  ANNUAL AND REGULAR MEETINGS.

(A) The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be held at such time and place as the Board may determine. The Board may from time to time provide by resolution for the holding of regular meetings and fix their time and place, which need not be in the State of Maryland. Except as otherwise provided under the 1940 Act, notice of annual and regular meetings need not be given; provided that notice of any change in the time or place of such meetings shall be sent promptly, in the manner provided in Section
    3.11 below, to each director not present at the meeting at which the change was made.

(B) Except as otherwise provided under the 1940 Act, members of the Board of Directors, or any committee of the Board, may participate in a meeting of the Board or the committee by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other at the same time. Participation through use of such equipment shall constitute presence in person at a meeting.

SECTION 3.10. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President (or, in the absence or disability of the President, by any vice president), the Treasurer, or two or more directors, at the time and place (which need not be in the State of Maryland) specified in the notice or waiver of notice of such meetings.

SECTION 3.11. NOTICE. Except as otherwise provided, written or printed notice of any special meeting shall be given by the Secretary to each director at his address as registered on the books of the Fund or, if not so registered, at his last known address, by any of the following means: (i) by mail, postage prepaid, at least three days before the meeting; or (ii) by delivery at least two days before the meeting; or (iii) by prepaid telegram at least 24 hours before the meeting.

SECTION 3.12. WAIVER OF NOTICE. No notice of any meeting need be given (i) to any director who attends the meeting in person; or (ii) to any director who waives notice of the meeting in writing, whether before or after the time of the meeting. The waiver shall be filed with the records of the meeting.

SECTION 3.13. QUORUM AND VOTING. At all meetings of the Board of Directors, the presence of one-half or more of the number of directors then in office shall constitute a quorum for the transaction of business; provided that there shall be present no fewer than two directors (unless the Fund, at the time, has only one director). In the absence of a quorum, a majority of the directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these Bylaws.

SECTION 3.14.  COMPENSATION.   Each director may receive remuneration for his
services as may be fixed from time to time by resolution of the Board of Directors.

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SECTION 3.15.  ACTION WITHOUT A MEETING.  Except as otherwise provided by law, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if consented to in writing by all members of the Board. The written consent(s) must be filed with the records of the meetings of the Board.

SECTION 3.16. CHAIRMAN OF THE BOARD. The Board of Directors, at its first meeting and thereafter at its annual meeting, shall elect from among the directors a Chairman of the Board, who shall serve at the pleasure of the Board. If the Board does not elect a chairman at any annual meeting, it may do so at any subsequent regular or special meeting. The Chairman of the Board shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been chosen and qualified. If the office of Chairman of the Board shall become vacant for any reason, the Board of Directors may fill such vacancy at any regular or special meeting. The Chairman of the Board shall preside at all shareholders' meetings and at all meetings of the Board of Directors and shall have such powers and perform such duties as may be assigned to him from time to time by the Board of Directors. The Chairman of the Board shall not be considered an officer of the Fund by reason of holding said position.

                                 ARTICLE IV
                  EXECUTIVE COMMITTEE AND OTHER COMMITTEES

SECTION 4.1. HOW CONSTITUTED. The Board of Directors may designate an executive committee consisting of not less than three nor more than five directors. The Board may also designate additional committees consisting of at least one director. Each member of a committee shall be a director and shall hold office at the pleasure of the Board. The Chairman of the Board, if any, and the President shall be members of the executive committee.

SECTION 4.2. POWERS OF THE EXECUTIVE COMMITTEE. Unless otherwise provided by resolution of the Board, the executive committee shall have and may exercise all powers of the Board of Directors, when the Board is not in session, in the management of the business and affairs of the Fund that may lawfully be exercised by the full Board except the powers to (i) declare a dividend; (ii) authorize the issuance of shares; (iii) recommend to shareholders any matter requiring shareholders' approval; (iv) amend the Bylaws; or (v) approve any merger or share exchange which does not require shareholder approval.

SECTION 4.3. PROCEEDINGS, QUORUM AND MANNER OF ACTING. Unless otherwise provided by the Board, each committee may adopt its own rules and regulations governing its proceedings, quorum and manner of acting; provided that a quorum shall be not less than two directors. If any member of a committee is absent from any meeting, the other members present, whether or not they constitute a quorum, may appoint a director to act in place of the absent member.

SECTION 4.4. OTHER COMMITTEES. The Board of Directors may appoint other committees, each consisting of one or more persons who need not be directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or a committee thereof.

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                                ARTICLE V
                                OFFICERS

SECTION 5.1. GENERAL. The officers of the Fund shall consist of a President, a Secretary, and a Treasurer, and may include one or more vice presidents, assistant secretaries or assistant treasurers, and such other officers as may be determined from time to time by the Board of Directors.

SECTION 5.2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The officers of the Fund shall be elected by the Board of Directors at its first meeting and thereafter annually at the Board's annual meeting, or at any subsequent regular or special meeting. Each officer elected by the Board of Directors shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Any person may hold one or more offices of the Fund except (i) the President may not hold the office of vice
                    ------
president, and (ii) a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, verified or acknowledged by more than one officer. An officer need not be a director.

SECTION 5.3. PRESIDENT. The President shall be the chief executive officer of the Fund and, in the absence of the Chairman of the Board, shall preside at all shareholders' meetings and at all meetings of the Board of Directors. Subject to the supervision of the Board of Directors, the President shall have general charge of the business, affairs and property of the Fund and general supervision over its officers, employees and agents. The President shall exercise such other powers and perform such other duties as may be assigned to him from time to time by the Board.

SECTION 5.4. VICE PRESIDENT. The Board of Directors may from time to time designate and elect one or more vice presidents who shall have such powers and perform such duties as may be assigned to them by the Board or the President. At the request or in the absence or disability of the President, the vice president (or, if there are two or more vice presidents, the most senior of them present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

SECTION 5.5. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall be the principal financial and accounting officer of the Fund. He shall deliver all funds and securities of the Fund which may come into his hands to such bank or trust company as the Board of Directors shall employ as custodian. He shall prepare annually a full and correct statement of the affairs of the Fund, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be filed at the Fund's principal office within 120 days after the end of the fiscal year. The Treasurer shall furnish such other reports regarding the business and condition of the Fund and perform such additional duties as the Board of Directors from time to time may require or as may be required by applicable law. Any assistant treasurer may perform the duties of the Treasurer as the Treasurer or the Board of Directors may assign and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

SECTION 5.6. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall be responsible for giving notice of (i) all director and shareholder meetings of the Fund; and (ii) all meetings of the executive committee and any other committee of the Board; and shall act as secretary at, and

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record all proceedings of, those meetings in books kept for that purpose.  The
Secretary shall have charge of all of the books and records of the Fund and shall keep them open for inspection at all reasonable times by any director; provided that the Secretary may require that certain books and records of the Fund be kept by the Fund's transfer agent, custodian, underwriter, or other agent, as the case may be, in accordance with the provisions of the 1940 Act. At every shareholders' meeting, unless the Chairman of the Board has appointed inspectors pursuant to Section 2.9 of these Bylaws, the Secretary shall receive and take charge of all proxies and/or ballots and shall decide all questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes. The Secretary shall also perform such other duties as may be required by the Board of Directors. Any assistant secretary may perform the duties of the Secretary as the Secretary or the Board of Directors may assign and, in the absence of the Secretary, may perform all the duties of the Secretary.

SECTION 5.7. RESIGNATION. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any assistant secretary. Unless the resignation specifies otherwise, it shall take effect upon delivery.

SECTION 5.8. REMOVAL. Any officer may be removed from office whenever it is in the best interest of the Fund in the judgment of the Board of Directors. An officer shall be removed by vote of a majority of the Board of Directors at a regular or special meeting of the Board called for such purpose.

SECTION 5.9. VACANCIES AND NEWLY CREATED OFFICES. If a vacancy occurs in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting.

SECTION 5.10. SUBORDINATE OFFICERS. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities, duties and remuneration. The power of delegation may also include the power of removal and to fill vacancies.

SECTION 5.11. REMUNERATION. The salaries or other compensation of the officers of the Fund shall be fixed from time to time by resolution of the Board of Directors.

SECTION 5.12. SURETY BONDS. The Board of Directors may require any officer or agent of the Fund to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission) to the Fund in such sum and with such surety or sureties as the Board of Directors may determine. The bond may be conditioned upon the faithful performance of the officer's or agent's duties to the Fund, including responsibility for negligence and for the accounting of any of the Fund's property, funds or securities that may come into his hands.

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                               ARTICLE VI
                         CUSTODY OF SECURITIES

SECTION 6.1. EMPLOYMENT OF CUSTODIAN. The Fund shall place and at all times maintain all funds, securities and similar investments owned by the Fund in the custody of a custodian who shall meet the requirements of Section 17(f) of the 1940 Act. The Board of Directors shall determine the remuneration to be paid to the custodian.

SECTION 6.2. OTHER ARRANGEMENTS. The Fund may make such other arrangements for the custody of its assets (including deposit arrangements) provided such
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arrangements comply with the 1940 Act, the rules and regulations of the
Securities and Exchange Commission, and any other applicable law, rule or regulation.

                                ARTICLE VII
                          FISCAL YEAR; ACCOUNTANT

SECTION 7.1. FISCAL YEAR. The fiscal year of the Fund shall be fixed by resolution of the Board of Directors.

SECTION 7.2.  ACCOUNTANT.

(A) The Fund shall employ an independent accountant or firm of independent accountants to examine the accounts of the Fund and to sign and certify financial statements filed by the Fund. The accountant's certificates and reports shall be addressed both to the Board of Directors and to the shareholders. The employment of the accountant shall be conditioned upon the right of the Fund to terminate such employment, without penalty, by vote of a majority of the outstanding voting securities of the Fund at any meeting called for that purpose.

(B) A majority of the directors who are not "interested persons" (as defined in the 1940 Act) of the Fund shall vote in person to select the accountant at a meeting held within 30 days before or after the beginning of the fiscal year of the Fund or before the annual shareholders' meeting (if any) in that year. In addition, any vacancy occurring between annual shareholders' meetings due to the death or resignation of the accountant may be filled by a majority of the "disinterested" directors voting in person at a meeting called for such purpose.

(C) The selection of the accountant, either initially or subsequently to fill any vacancy, shall be submitted for ratification or rejection at the next succeeding annual shareholders' meeting, if held. If the selection is rejected, or if the accountant's employment is terminated pursuant to paragraph (a) above, the subsequent vacancy may be filled by a vote of a majority of the outstanding voting securities of the Fund, either at the meeting at which the rejection or termination occurred or at a subsequent meeting called for that purpose.

                                ARTICLE VIII
                       INDEMNIFICATION AND INSURANCE

SECTION 8.1 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. Any person who

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is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was at any time since the inception of the Fund a director, officer, or employee of the Fund, or is or was at any time since the inception of the Fund serving at the request of the Fund as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Fund against any judgment, penalty, fine, settlement or reasonable expense incurred to the extent and in the manner provided by Section 2-418 of the Maryland General Corporation Law (or any successor statute). In the case of expenses, the Fund may make advances of such expenses as provided by that statute.

SECTION 8.2. INSURANCE. The Fund may purchase and maintain insurance (or provide similar protection such as a surety bond) on behalf of any person who is or was a director, officer, employee, or agent of the Fund, or who, while a director, officer, employee, or agent of the Fund, is or was serving at the request of the Fund as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position. The insurance or similar protection may be provided by a subsidiary or affiliate of the Fund.

SECTION 8.3. NON-EXCLUSIVITY. The indemnification and advancement of expenses provided by this Article VIII shall be in addition to and shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these Bylaws, any agreement, vote of shareholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                                 ARTICLE IX
                                 AMENDMENTS

Subject to the 1940 Act and any other applicable law, rule or regulation, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board; provided that the Board by resolution may provide for the alteration, amendment or repeal of these Bylaws, or any section thereof, by vote of a majority of the outstanding voting securities of the Fund at a meeting called for such purpose.

                                  ARTICLE X
                                MISCELLANEOUS

SECTION 10.1 NOTICES. Whenever any notice or writing is required by these Bylaws, it shall be sufficient if the notice is given in written form or by e-mail, fax, telegram, datagram, or other electronic form.

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